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                                                                  EXHIBIT 10.18

[BANK ONE LOGO]                   CREDIT AGREEMENT


This agreement between Bank One, NA, with its main office in Chicago, IL, and its successors and assigns, (the "Bank"), whose address is 201 N. Central Ave, 21st Floor, AZ1-1178, Phoenix, AZ 85004, and TASER International, Inc. (the "Borrower"), whose address is 7860 East McClain Drive #2, Scottsdale, AZ 85260-1627.

1.    CREDIT FACILITIES.

      1.1 SCOPE. This agreement governs Facility A and Facility B, and, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by applicable law, governs the Credit Facilities.

      1.2 FACILITY A (LINE OF CREDIT). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $1,500,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications or extensions thereof. The proceeds of Facility A shall be used for the following purpose: to provide working funds and commercial letters of credit.

            LETTER OF CREDIT SUB-LIMIT. At any time the Borrower is entitled to an advance under Facility A, the Bank agrees to issue letters of credit for the account of the Borrower in an amount not in excess of the maximum advance that the Borrower would then be entitled to obtain under Facility A, provided that (a) the aggregate maximum available amount which is drawn and unreimbursed or may be drawn under all letters of credit which are outstanding at any time, including without limitation all letters of credit issued for the account of the Borrower which are outstanding on the date of the Line of Credit Note, shall not exceed $1,000,000.00, (b) the issuance of any letter of credit with an expiration date beyond the maturity date of the Line of Credit Note shall be entirely at the discretion of the Bank, (c) any letter of credit shall be a commercial letter of credit and the form of the requested letter of credit shall be satisfactory to the Bank, in the Bank's sole discretion, and (d) the Borrower shall have executed an application and reimbursement agreement for any letter of credit in the Bank's standard form. While any letter of credit is outstanding, the maximum amount of advances that may be outstanding under the Line of Credit Note shall be automatically reduced by the maximum amount available to be drawn under any and all such letters of credit. The Borrower shall pay the Bank a fee for each commercial letter of credit that is issued, equal to the greater of $100.00 or 1.00% of the original maximum available amount of such commercial letter of credit. No credit shall be given for fees paid due to early termination of any letter of credit. The Borrower shall also pay the Bank's standard transaction fees with respect to any transactions occurring on an account of any letter of credit. Each fee shall be payable when the related letter of credit is issued, and transaction fees shall be payable upon completion of the transaction as to which they are charged. All fees may be debited by the Bank to any deposit account of the Borrower carried with the Bank without further authority and, in any event, shall be paid by the Borrower within ten (10) days following billing.

      1.3 FACILITY B (LINE OF CREDIT). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $1,000,000.00 in the aggregate at any one time outstanding ("Facility B"). Credit under Facility B shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications or extensions thereof. The proceeds of Facility B shall be used for the following purpose: to provide working capital.

      1.4 BORROWING BASE. The aggregate principal amount of advances outstanding at any one time under Facility A and B shall not exceed the lesser of the Borrowing Base or $2,500,000.00. If at any time the aggregate principal amount of advances outstanding under Facility A and B plus the aggregate maximum amount drawn and unreimbursed or available to be drawn under all outstanding letters of credit issued by the Bank for the account of the Borrower under the letter of credit sub-limit exceeds the Borrowing Base, the Borrower shall immediately pay to the Bank an amount equal to the difference between such aggregate principal amount of advances and the Borrowing Base. "Borrowing Base" means the aggregate of:

            A.    75% of Eligible Accounts;

            B.    50% of Eligible Equipment; plus

            C. 50% of Eligible Inventory, not to exceed the aggregate of $500,000.00.

            D. 100% of cash in deposit accounts at Bank, in which Bank has a first perfected security interest.
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            E.    95% of money market funds held in investment accounts in which
                  Bank has a first perfected security interest.

2. DEFINITIONS. As used in this agreement, the following terms have the following respective meanings:

      2.1 "Credit Facilities" means all extensions of credit from the Bank to the Borrower, whether now existing or hereafter arising, including but not limited to those described in Section 1.

      2.2 "Liabilities" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      2.3 "Notes" means the Line of Credit Note(s) described in Section 1, and all promissory notes, instruments and/or contracts evidencing the terms and conditions of the Liabilities.

      2.4 "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or leased or services rendered owing to the Borrower (or to a third party grantor acceptable to the Bank).

      2.5 "Account Debtor" means the person or entity obligated upon an Account.

      2.6 "Affiliate" means any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Borrower and any director or officer of the Borrower or any subsidiary of the Borrower.

      2.7 "Distributions" means all dividends and other distributions made by the Borrower to its shareholders, partners, owners or members, as the case may be, other than salary, bonuses, and other compensation for services expended in the current accounting period.

      2.8 "Eligible Accounts" means, at any time, all of the Borrower's Accounts which contain selling terms and conditions acceptable to the Bank. The net amount of any Eligible Account against which the Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by the Bank in writing, Eligible Accounts do not include Accounts: (1) with respect to which the Account Debtor is an employee or agent of the Borrower;
            (2) with respect to which the Account Debtor is affiliated with or related to the Borrower; (3) with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional; (4) with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to the Bank; (5) with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower; (6) which are subject to dispute, counterclaim, or setoff; (7) with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor; (8) with respect to which the Bank, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory; (9) of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due;
            (10) with respect to which the Account Debtor is the United States government or any department or agency of the United States; (11) which have standard terms (i.e., are due and payable within thirty
            (30) days of the invoice date) and have not been paid in full


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            within ninety (90) days from the invoice date; (12) which (i) are in an amount of less than $100,000.00, (ii) have extended terms (i.e., are due and payable within more than thirty (30) days, but not more than one hundred twenty (120) days of the invoice date), and (iii) have not been paid within one hundred fifty (150) days of the invoice date; (13) which (i) are in an amount of $l00,000.00 or more, (ii) have extended terms, and (iii) have not been expressly approved by Bank, in its sole and absolute discretion as an Eligible Account; (14) due from any one Account Debtor to the extent such Account constitutes more than 15% of all Accounts, if the portion of such Account which has not been paid within ninety (90) days from the invoice date is in excess of 25% of the total amount outstanding on the Account; (15) which are subject to any lien or security interest other than the lien or security interest in favor of Bank; and (16) which are not denominated in U.S. Dollars.

      2.9 "Eligible Equipment" means, at any time, all of the Borrower's Equipment, except Equipment: (1) which is not owned by the Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties; (2) which the Bank, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for operation; (3) which consists of titled vehicles; and (4) which is fixtures, including any equipment or trade fixtures which may be attached or affixed to the realty upon which the equipment is situated.

      2.10 "Eligible Inventory" means, at any time, all of the Borrower's Inventory except: (1) Inventory which is not owned by the Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties; (2) Inventory which the Bank, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing; and (3) Work in process.

      2.11 "Equipment" means all of the Borrower's goods used or bought for use primarily in the Borrower's business and which are not included in Inventory, whether now or hereafter existing.

      2.12 "Inventory" means all of the Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which the Borrower now has or hereafter acquires any right, whether held by the Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of the Borrower's custody or possession and all returns on Accounts.

      2.13 "Intangible Assets" means the aggregate amount of all assets classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.

      2.14 "Tangible Assets" means total assets excluding Intangible Assets, stockholder and affiliate receivables

      2.15 "Tangible Net Worth" means total assets less the sum of Intangible Assets, and total liabilities.

3.    CONDITIONS PRECEDENT.

      3.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. Before the first extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

            A. LOAN DOCUMENTS. The Notes, and as applicable, the letter of credit applications, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, the subordination agreements, and any other loan documents which the Bank may reasonably require to give effect to the transactions described in this agreement;

            B. EVIDENCE OF DUE ORGANIZATION AND GOOD STANDING. Evidence, satisfactory to the Bank, of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement; and

            C. EVIDENCE OF AUTHORITY TO ENTER INTO LOAN DOCUMENTS. Evidence that
            (i) each party to this agreement and any other loan document required by this agreement is authorized to enter into the transactions described in this agreement and the other loan documents, and (ii) the person signing on behalf of each such party is authorized to do.

            D. FEES. Payment of the following fees, all of which the Borrower acknowledges have been earned by the Bank: a commitment fee in the amount of $5,000.00.


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3.2   CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:

      A. REPRESENTATIONS. The representations of the Borrower are true on and as of the date of the extension of credit;

      B. NO EVENT OF DEFAULT. No default has occurred in any provision of this agreement and is continuing or would result from the extension of credit, and no event has occurred which would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period; and

      C. ADDITIONAL APPROVALS, OPINIONS, AND DOCUMENTS. The Bank has received any other approvals, opinions and documents as it may reasonably request.

4.    AFFIRMATIVE COVENANTS. The Borrower shall:

      4.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.

      4.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

      4.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles, and consistent with financial statements previously submitted to the Bank.

      4.4 INSPECTION. Permit the Bank to inspect and copy the Borrower's business records at such times and at such intervals as the Bank may reasonably require, and to discuss the Borrower's business, operations, and financial condition with the Borrower's officers and accountants.

      4.5 FINANCIAL REPORTS. Furnish to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum:

            A. Within forty-five (45) days after each quarterly period, a balance sheet as of the end of that period and statements of income, cash flow and retained earnings, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

            B. Within ninety (90) days after and as of the end of each of its fiscal years, a detailed financial statement including a balance sheet and statements of income, cash flow and retained earnings, such financial statement, to be audited by an independent certified public accountant of recognized standing acceptable to the Bank in the Bank's sole discretion.

            C. Within forty-five (45) days after and as of the end of each calendar month, the following lists, each certified as correct by one of its authorized agents:

                  (1) a list of accounts receivable, aged from date of invoice, and

                  (2) a list of accounts payable, aged from date of receipt.

            D. Within forty-five (45) days after each monthly period, the Borrower shall deliver to the Bank a borrowing base certificate, in the form of the attached Exhibit "A", along with such supporting documentation as the Bank may request.

4.6 NOTICES OF CLAIMS, LITIGATION, DEFAULTS, ETC. Promptly inform the Bank in writing of (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions affecting the Borrower which could materially affect the financial condition of the Borrower; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability; (4) any additions to or changes in the locations of the Borrower's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to the Credit Facilities by the Bank.


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4.7   ADDITIONAL INFORMATION. Furnish such additional information and statements, as the Bank may request, from time to time.

4.8 INSURANCE REPORTS. Furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

4.9 OTHER AGREEMENTS. Corn&y with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party.

4.10 TITLE TO ASSETS AND PROPERTY. Maintain good and marketable title to all of the Borrower's assets and properties.

4.11 ADDITIONAL ASSURANCES. Make, execute and deliver to the Bank such other agreements as the Bank may reasonably request to evidence the Credit Facilities and to perfect any security interests.

4.12 EMPLOYEE BENEFIT PLANS. Maintain each employee benefit plan as to which the Borrower may have any liability, in compliance with all applicable requirements of law and regulations.

4.13 COMPLIANCE CERTIFICATES. Provide the Bank, within forty-five (45) days after the end of each fiscal quarter, with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

5.    NEGATIVE COVENANTS.

      5.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

      5.2   Without the written consent of the Bank, the Borrower will not:


            A. DIVIDENDS. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock in excess of the current year's net profit, except in the absence of the occurrence of any default.

            B. DEBT. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any account receivable is the incurring of debt for borrowed money.

            C. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

            D. LIENS. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

            E. USE OF PROCEEDS. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish a completed Federal Reserve Board Form U-l.

            F. CONTINUITY OF OPERATIONS. (1) Engage in any business activities substantially different from those in which the Borrower is presently engaged; (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve, or sell any assets out of the ordinary course of business; or (3) enter into any arrangement with any person providing for the leasing by the Borrower to any subsidiary of real or personal property which has been sold or transferred by the Borrower or subsidiary to such person.

            G. LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Borrower or any of its subsidiaries to create or permit to exist any lien on any of its property, assets or revenues, whether now owned or hereafter acquired.


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        H. CONFLICTING AGREEMENTS. Enter  into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations under this agreement.

        I. FIXED CHARGE COVERAGE RATIO. Permit as of each fiscal quarter end, its ratio of net income before taxes, plus interest expense, amortization and depreciation, rent and operating lease payments minus any Distributions, for the rolling 4 quarters period then ending to interest expense, taxes, rent and operating lease payments, prior period current maturities of long, term debt and capital leases, to be less than 1.25 to 1.00.

        J. TANGIBLE NET WORTH RATIO. Permit as of each fiscal quarter end, its ratio of Tangible Net Worth to Tangible Assets to be less than 0.35 to 1.00.

6. REPRESENTATIONS.

   6.1 REPRESENTATIONS BY THE BORROWER. Each Borrower represents that: (a) the execution and delivery of this agreement and the Notes, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party, (b) this agreement and the Notes are valid and binding agreements, enforceable according to their terms, (c) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (d) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect the Borrower's financial condition and properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing, (e) all of the Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by the Borrower in good faith and for which adequate reserves have been provided, (f) the Borrower is not a "holding company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (g) the Borrower is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (h) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower could assert with respect to this agreement or the Credit Facilities, (i) the Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and (j) no part of the proceeds of the Credit Facilities will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") as now and from time to time hereafter in effect or for any purpose which violates the provisions of any regulations of the Board. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized, and (b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

   6.2 REPRESENTATIONS REGARDING ASSETS. With respect to any asset of the Borrower utilized in the calculation of the Borrowing Base set forth in this agreement, the Borrower represents and warrants to the Bank: (1) each asset represented by the Borrower to be eligible for Borrowing Base purposes of this agreement conforms to the eligibility definitions set forth in this agreement (2) all asset values delivered to the Bank will be true and correct, subject to immaterial variance; and be determined on a consistent accounting basis; (3) except as agreed to the contrary by the Bank in writing, each asset is now and at all times hereafter will be in the Borrower's physical possession and shall not be held by others on consignment, sale or approval, or sale or return; (4) except as reflected in schedules delivered to the Bank, each asset is now and at all times hereafter will be of good and merchantable quality, free from defects; (5) each asset is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without the Bank's prior written consent, and in such event, the Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to the Bank, warehouseman receipts in the Bank's name evidencing the storage of the assets; and (6) the Bank, its assigns, or agents shall have the right at any time and at the Borrower's expense to inspect, examine and audit the Borrower's records, and if Accounts are included in the calculation of Borrowing Base, confirm with Account Debtors the accuracy of such Accounts, and inspect and examine the assets and to check and test the same as to quality, quantity, value, and condition.

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7.    DEFAULT/REMEDIES. If any of the Credit Facilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of this agreement, the Notes or any agreement related to the Credit Facilities, then the Bank shall have all of the rights and remedies provided by any law or agreement.

8.    MISCELLANEOUS.

      8.1 NOTICE. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

      8.2 No WAIVER. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

      8.3 INTEGRATION. This agreement, the Notes, and any agreement related to the Credit Facilities embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

      8.4 JOINT AND SEVERAL LIABILITY. Each Borrower, if more than one, is jointly and severally liable.

      8.5 GOVERNING LAW AND VENUE. This agreement is delivered in the State of Arizona and governed by Arizona law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

      8.6 CAPTIONS. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

      8.7 SUBSIDIARIES AND AFFILIATES OF THE BORROWER. To the extent the context of any provisions of this agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this agreement shall include all of the Borrower's subsidiaries and affiliates. Notwithstanding the foregoing, however, under no circumstances shall this agreement be construed to require the Bank to make any loan or other financial accommodation to any of the Borrower's subsidiaries or affiliates.

      8.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Bank under this agreement. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Borrower's indebtedness to the Bank shall be paid in full.

      8.9 NON-LIABILITY OF THE BANK The relationship between the Borrower and the Bank created by this agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between the Bank and the Borrower. The Borrower is exercising the Borrower's own judgement with respect to the Borrower's business. All information supplied to the Bank is for the Bank's protection only and no other party is entitled to rely on such information. There is no duty for Bank to review, inspect, supervise or inform the Borrower of any matter with respect to the Borrower's business. The Bank and the Borrower intend that the

            Bank may reasonably rely on all information supplied by the Borrower to the Bank, together with all representations and warranties given by the Borrower to the Bank, without investigation or confirmation by the Bank and that any investigation or failure to investigate will not diminish the Bank's right to so rely.

      8.10 INDEMNIFICATION OF THE BANK. The Borrower agrees to indemnify, defend and hold the Bank and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively, the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action or inaction in connection with this agreement); and in connection with the Borrower's failure to perform all of the Borrower's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

            The Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Borrower's assets or the Borrower's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Borrower's indemnification obligations apply, then, upon any Indemnified Person's demand, the Borrower, at its sole cost and expense, shall defend such Claim in the Borrower's name, if necessary, by the attorneys for the Borrower's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Borrower and to assist in its defense and the Borrower agrees to pay the fees and disbursements of such attorneys.

      8.11 COUNTERPARTS. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

      8.12 SOLE DISCRETION OF THE BANK. Whenever the Bank's consent or approval is required under this agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of the Bank and the Bank's decision shall be final and conclusive.

      8.13 ADVICE OF COUNSEL. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any documents executed and delivered in connection with the Credit Facilities.

      8.14 RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, capital adequacy requirements, or other obligations which would (A) increase the cost to the Bank for extending or maintaining the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

      8.15 CONFLICTING TERMS. If this agreement is inconsistent with any provision in any agreement related to the Credit Facilities, the Bank shall determine, in the Bank's sole and absolute discretion, which of the provisions shall control any such inconsistency.

      8.16 EXPENSES. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys' fees (including the fees of in-house counsel) incurred in connection with the development, preparation and execution of, and in connection with the enforcement or preservation of any rights under, this agreement, any amendment, supplement, or modification thereto, and any other documents prepared in connection herewith or therewith. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

9. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

10. JURY WAIVER. THE BORROWER AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.


Dated: May 15,2002

ADDRESS(ES) FOR NOTICES:                       BORROWER:
7860 East McClain  Drive #2                    TASER International, Inc.
Scottsdale, AZ 85260-1627

Attn:  Kathy Hanrahan, CFO                     By: /s/ Thomas P. Smith
       ---------------------------                 ----------------------------
                                                   Thomas P. Smith    President
                                                   ----------------------------
                                                   Printed Name          Title

                                               Date:     6-6-02
                                                     --------------------------

ADDRESS FOR NOTICES:                           BANK:

201 N. Central Ave, 21st Floor, AZl-1178       Bank One, NA, with its main
Phoenix, AZ 85004                              office in Chicago, IL

Attn:  Steven J. Krakoski                      By: /s/ Christine D. Peterson
       ---------------------------                 ----------------------------
                                                   Christine D. Peterson  AVP
                                                   ----------------------------
                                                   Printed Name          Title

                                               Date:     6-6-02
                                                     --------------------------

Christy MurphyAZ13044

[BANK ONE LOGO]                                              LINE OF CREDIT NOTE



                                                                   $1,500,000.00
DUE: MAY 31,2003                                               DATE: MAY 31,2002

PROMISE TO PAY. On or before May 31,2003, for value received, TASER International, Inc. (the "Borrower") promises to pay to Bank One, NA, with its main office in Chicago, IL, whose address is 201 N. Central Ave, 21st Floor, AZl-1178, Phoenix, AZ 85004 (the "Bank") or order, in lawful money of the United States of America, the sum of One Million Five Hundred Thousand and 00/l00 Dollars ($1,500,000.00) or such lesser sum as is indicated on Bank records, plus interest as-provided below.

DEFINITIONS. As used in this Note, the following terms have the following respective meanings:

"ADVANCE" means a Eurodollar Advance or a Prime Rate Advance and "ADVANCES" means all Eurodollar Advances and all Prime Rate Advances under this Note.

"APPLICABLE MARGIN" means with respect to any Prime Rate Advance, 0.00% per annum and with respect to any Eurodollar Advance, 3.00% per annum.

"BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Arizona and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

"EURODOLLAR BASE RATE" means, with respect to the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:OO a.m. (London time) two Eurodollar Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Bank, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which BANK ONE CORPORATION or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Eurodollar Days prior to the first day of such Interest Period, in the approximate amount of the principal amount outstanding on such date and having a maturity equal to such Interest Period.

"EURODOLLAR ADVANCE" means any borrowing under this Note when and to the extent that its interest rate is determined by reference to the Eurodollar Rate.

"EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the Applicable Margin plus (ii) the quotient of
(a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

"INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one
(l), two (2), three (3) or six (6) month(s) commencing on a Business Day selected by the Borrower pursuant to this Note. Such Interest Period shall end on the day which corresponds numerically to such date one (l), two (2), three
(3) or six (6) month(s) thereafter, as applicable, provided, however, that if there is no such numerically corresponding day in such first, second, third or sixth succeeding month(s), as applicable, such Interest Period shall end on the last Business Day of such first, second, third or sixth succeeding month(s), as applicable. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

"PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

"PRIME RATE ADVANCE" means any Advance under this Note when and to the extent that its interest rate is determined by reference to the Prime Rate.

"PRINCIPAL PAYMENT DATE" is defined in the paragraph entitled "Principal Payments" below.

"REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

INTEREST RATES. The Advance(s) evidenced by this Note may be drawn down and remain outstanding as up to five (5) Eurodollar Advances and/or a Prime Rate Advance. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Prime Rate Advance at the Prime Rate plus the Applicable Margin and each Eurodollar Advance at the Eurodollar Rate. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days. In no event shall the interest rate applicable to any Advance exceed the maximum rate allowed by law. Any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for in this Note together with any additional rate of interest resulting from any other charges of interest or in the nature paid or to be paid in connection with this Note or the Related Documents.

BANK RECORDS. The Bank shall, in the ordinary course of business, make notations in its records of the date, amount, interest rate and Interest Period of each Advance hereunder, the amount of each payment on the Advances, and other information. Such records shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of and interest rate or rates applicable to this Note.

NOTICE AND MANNER OF ELECTING INTEREST RATES ON ADVANCES. The Borrower shall give the Bank written notice (effective upon receipt) of the Borrower's intent to draw down an Advance under this Note no later than 11:00 a.m. Mountain time, one (1) Business Day before disbursement, if the full amount of the drawn Advance is to be disbursed as a Prime Rate Advance and three (3) Business Days before disbursement, if any part of such Advance is to be disbursed as a Eurodollar Advance. The Borrower's notice must specify: (a) the disbursement date, (b) the amount of each Advance, (c) the type of each Advance (Prime Rate Advance or Eurodollar Advance), and (d) for each Eurodollar Advance, the duration of the applicable Interest Period. Each Eurodollar Advance shall be in a minimum amount of Five Hundred Thousand and 00/l00 Dollars ($500,000.00), with multiples of One Hundred Thousand and 00/l00 Dollars ($l00,0000.00). All notices under this paragraph are irrevocable. By the Bank's close of business on the disbursement date and upon fulfillment of the conditions set forth herein and in any other of the Related Documents, the Bank shall disburse the requested Advances in immediately available funds by crediting the amount of such Advances to the Borrower's account with the Bank.

CONVERSION AND RENEWALS. The Borrower may elect from time to time to convert one type of Advance into another or to renew any Advance by giving the Bank written notice no later than 11:00 a.m. Mountain time, one (1) Business Day before conversion into a Prime Rate Advance and three (3) Business Days before conversion into or renewal of a Eurodollar Advance, specifying: (a) the renewal or conversion date, (b) the amount of the Advance to be converted or renewed,
(c) in the case of conversion, the type of Advance to be converted into (Prime Rate Advance or Eurodollar Advance), and (d) in the case of renewals of or conversion into a Eurodollar Advance, the applicable Interest Period, provided that (i) the minimum principal amount of each Eurodollar Advance outstanding after a renewal or conversion shall be Five Hundred Thousand and 00/l00 Dollars ($500,000.00), with multiples of One Hundred Thousand and 00/l00 Dollars ($l00,000.00) and (ii) a Eurodollar Advance can only be converted on the last day of the Interest Period for the Advance. All notices given under this paragraph are irrevocable. If the Borrower fails to give the Bank the notice specified above for the renewal or conversion of a Eurodollar Advance by 11:00 a.m. Mountain time three (3) Business Days before the end of the Interest Period for that Advance, the Advance shall automatically be converted to a Prime Rate Advance on the last day of the Interest Period for the Advance.

INTEREST PAYMENTS. Interest on the Advances shall be paid as follows:

A. For each Prime Rate Advance, on the last day of each month beginning with the first month following disbursement of the Advance or following conversion of an Advance into a Prime Rate Advance, and at the maturity or conversion of the Advance into a Eurodollar Advance;

B. For each Eurodollar Advance, on the last day of the Interest Period for the Advance and, if the Interest Period is longer than three months, at three-month intervals beginning with the day three months from the date the Advance is disbursed.

PRINCIPAL PAYMENTS. All outstanding principal and interest is due and payable in full on May 31,2003, which is defined herein as the "Principal Payment Date". The Borrower shall select interest rates and Interest Periods such that on each Principal Payment Date the sum of the principal amount of the Prime Rate Advance outstanding on that date plus the aggregate principal amount of the Eurodollar Advances with Interest Periods ending on that date is greater than or equal to the principal payment due on that date. Any election which does not comply with this requirement will be invalid and the Bank may, but will not be required to, honor such election.

OVERDUE AMOUNTS. Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a per annum rate equal to the Prime Rate plus the Applicable Margin plus three percent (3.00%).

PREPAYMENT. The Borrower may prepay all or any part of any Prime Rate Advance at any time without premium or penalty. The Borrower may prepay any Eurodollar Advance only at the end of an Interest Period.

FUNDING LOSS INDEMNIFICATION. Upon the Banks request, the Borrower shall pay the Bank amounts sufficient (in the Bank's reasonable opinion) to compensate it for any loss, cost, or expense incurred as a result of:

A. Any payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance, including, without limitation, acceleration of the Advances by the Bank pursuant to this Note or the Related Documents; or

B. Any failure by the Borrower to borrow or renew a Eurodollar Advance on the date specified in the relevant notice from the Borrower to the Bank.

ADDITIONAL COSTS. If any applicable domestic or foreign law, treaty, government rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note or the Related Documents (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office), or (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) impose any other condition with respect to this Note or the Related Documents and the result of any of the foregoing is to increase the cost to the Bank of maintaining any Eurodollar Advance or to reduce the amount of any sum receivable by the Bank on such an Advance, or (d) affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations under this Note or the Related Documents and the increase has the effect of reducing the rate of return on the Bank's (or its controlling corporation's) capital as a consequence of the obligations under this Note or the Related Documents to a level below that which the Bank (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. Whenever the Bank shall learn of circumstances described in this section which are likely to result in additional costs to the Borrower, the Bank shall give prompt written notice to the Borrower of the basis for and the estimated amount of any such anticipated additional costs. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

ILLEGALITY. If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the Eurodollar Advances, then, upon notice to the Borrower by the Bank, the outstanding principal amount of the Eurodollar Advances, together with accrued interest and any other amounts payable to the Bank under this Note or the Related Documents on account of the Eurodollar Advances shall be repaid (a) immediately upon the Bank's demand if such change or compliance with such requests, in the Bank's judgment, requires immediate repayment, or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request provided, however, that subject to the terms and conditions of this Note and the Related Documents the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

INABILITY TO DETERMINE INTEREST RATE. If the Bank determines that (a) quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate on a Eurodollar Advance as provided in this Note, or (b) the relevant interest rates referred to in the definition of Eurodollar Rate do not accurately cover the cost to the Bank of making or maintaining Eurodollar Advances, then the Bank shall forthwith give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Bank to make Eurodollar Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance, together with accrued interest, on the last day of the then current Interest Period applicable to the Advance, provided, however, that, subject to the terms and conditions of this Note and the Related Documents, the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

OBLIGATIONS DUE ON NON-BUSINESS DAY. Whenever any payment under this Note becomes due and payable on a day that is not a Business Day, if no default then exists under this Note, the maturity of the payment shall be extended to the next succeeding Business Day, except, in the case of a Eurodollar Advance, if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day.

MATTERS REGARDING PAYMENT. The Borrower will pay the Bank at the Bank's address shown above or at such other place as the Bank may designate. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment which is less than the payment due at the time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

LATE FEE. If any payment is not received by the Bank within ten (10) days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5.00%) of the past due amount or (b) Twenty Five and 00/l00 Dollars ($25.00), up to the maximum amount of One Thousand Five Hundred and 00/l00 Dollars ($1,500.00) per late charge.

BUSINESS LOAN. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose.

CREDIT FACILITY. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note.

LIABILITIES. The term "Liabilities" in this Note means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Note means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

RELATED DOCUMENTS. The term "Related Documents" in this Note means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this Note or in connection with any of the Liabilities.

SECURITY. The term "Collateral" in this Note means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with this Note or in connection with any of the Liabilities. If applicable, the Collateral secures the payment of this Note and the Liabilities.

BANK'S RIGHT OF SETOFF. In addition to the Collateral, if any, the Borrower grants to the Bank a security interest in, and the Bank is authorized to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Accounts" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and
(c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

REPRESENTATIONS BY BORROWER. Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this Note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs this Note shall become due immediately, without notice, at the Bank's option:

1. The Borrower, or any guarantor of this Note (the "Guarantor"), fails to pay when due any amount payable under this Note, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.

2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) and the effect of such default will allow the creditor to declare the debt due before its maturity.

3. In the event (a) there is a default under the terms of any Related Document, (b) any guaranty of the loan evidenced by this Note is terminated or becomes unenforceable in whole or in part, (c) any Guarantor fails to promptly perform under its guaranty, or (d) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors.

4. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.

5. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

6. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

7. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

8. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent.

9. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.

10. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.

11.   The Borrower or any Guarantor dies.

12. The Borrower or any Guarantor, without the Bank's written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

13. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.

14.   The Bank in good faith deems itself insecure.

REMEDIES. If this Note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, the Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVERS. Any party liable on this Note waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Note,
(ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (c) any right to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or any Collateral, or pursue any remedy in the Bank's power to pursue; (d) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on this Note consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this Note is effective unless it is in writing and signed by the party against whom it is being enforced. Without limiting any foregoing waiver, consent or agreement, any party liable on this Note further waives any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

SUBORDINATION. Any rights of any party liable on this Note, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to any party liable on this Note by the Borrower, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. No party liable on this Note shall be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this paragraph shall be received by such party in trust for the Bank. Any party liable on this Note agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on the Collateral. The foregoing notwithstanding, until the occurrence of any default, any party liable on this
Note is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on such party liable on this Note attributable to an ownership interest in the Borrower, if any.

RIGHTS OF SUBROGATION. Any party liable on this Note waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and such party liable on this Note have fully performed all their obligations to the Bank, even if those obligations are not covered by this Note.

REINSTATEMENT. All parties liable on this Note agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Note, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

GOVERNING LAW AND VENUE. This Note is delivered in the State of Arizona and governed by Arizona law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this Note, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

MISCELLANEOUS. The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. Section headings are for convenience of reference only and do not affect the interpretation of this Note. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand,
(b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This Note and any Related Documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supercede all oral statements and prior writings relating to that loan. If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to this Note or the Related Documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Bank.

WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.


                                           BORROWER:

Address: 7860 East McClain  Drive #2       TASER International, Inc.
         Scottsdale, AZ 85260-1627

                                           By: /s/ K. Hanrahan
                                               ________________________________
                                               K. Hanrahan                 CFO
                                               ________________________________
                                               Printed Name               Title



Christy Murphy AZ13044

[BANK ONE LOGO]                                             LINE OF CREDIT NOTE


                                                                  $1,000,000.00
DUE: MAY 31,2003                                              DATE: MAY 31,2002


PROMISE TO PAY. On or before May 31,2003, for value received, TASER International, Inc. (the "Borrower") promises to pay to Bank One, NA, with its main office in Chicago, IL, whose address is 201 N. Central Ave, 21st Floor, AZl-1178, Phoenix, AZ 85004 (the "Bank") or order, in lawful money of the United States of America, the sum of One Million and 00/l00 Dollars ($l,000,000.00) or such lesser sum as is indicated on Bank records, plus interest as provided below.

DEFINITIONS. As used in this Note, the following terms have the following respective meanings:

"ADVANCE" means a Eurodollar Advance or a Prime Rate Advance AND "ADVANCES" means all Eurodollar Advances and all Prime Rate Advances under this Note.

"APPLICABLE MARGIN" means with respect to any Prime Rate Advance, 1.00% per annum and with respect to any Eurodollar Advance, 1.50% per annum.

"BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Arizona and/or New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

"EURODOLLAR BASE RATE" means, with respect to the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Eurodollar Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Bank, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which BANK ONE CORPORATION or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 1l:00 a.m. (London time) two Eurodollar Days prior to the first day of such Interest Period, in the approximate amount of the principal amount outstanding on such date and having a maturity equal to such Interest Period.

"EURODOLLAR ADVANCE" means any borrowing under this Note when and to the extent that its interest rate is determined by reference to the Eurodollar Rate.

"EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of(i) the Applicable Margin plus (ii) the quotient of
(a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

"INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one
(l), two (2), three (3) or six (6) month(s) commencing on a Business Day selected by the Borrower pursuant to this Note. Such Interest Period shall end on the day which corresponds numerically to such date one (l), two (2), three
(3) or six (6) month(s) thereafter, as applicable, provided, however, that if there is no such numerically corresponding day in such first, second, third or sixth succeeding month(s), as applicable, such Interest Period shall end on the last Business Day of such first, second, third or sixth succeeding month(s), as applicable. If an Interest Period would otherwise end ON a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

"PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

"PRIME RATE ADVANCE" means any Advance under this Note when and to the extent that its interest rate is determined by reference to the Prime Rate.

"PRINCIPAL PAYMENT DATE" is defined in the paragraph entitled "Principal Payments" below.

"REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

INTEREST RATES, The Advance(s) evidenced by this Note may be drawn down and remain outstanding as up to five (5) Eurodollar Advances and/or a Prime Rate Advance. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Prime Rate Advance at the Prime Rate minus the Applicable Margin and each Eurodollar Advance at the Eurodollar Rate. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days. In no event shall the interest rate applicable to any Advance exceed the maximum rate allowed by law. Any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for in this Note together with any additional rate of interest resulting from any other charges of interest or in the nature paid or to be paid in connection with this Note or the Related Documents.

BANK RECORDS. The Bank shall, in the ordinary course of business, make notations in its records of the date, amount, interest rate and Interest Period of each Advance hereunder, the amount of each payment on the Advances, and other information. Such records shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of and interest rate or rates applicable to this Note.

NOTICE AND MANNER OF ELECTING INTEREST RATES ON ADVANCES. The Borrower shall give the Bank written notice (effective upon receipt) of the Borrower's intent to draw down an Advance under this Note no later than 11:00 a.m. Mountain time, one (1) Business Day before disbursement, if the full amount of the drawn Advance is to be disbursed as a Prime Rate Advance and three (3) Business Days before disbursement, if any part of such Advance is to be disbursed as a Eurodollar Advance. The Borrower's notice must specify: (a) the disbursement date, (b) the amount of each Advance, (c) the type of each Advance (Prime Rate Advance or Eurodollar Advance), and (d) for each Eurodollar Advance, the duration of the applicable Interest Period. Each Eurodollar Advance shall be in a minimum amount of Five Hundred Thousand and 00/l00 Dollars ($500,000.00) with multiples of One Hundred Thousand and 00/l00 Dollars ($l00,000.00). All notices under this paragraph are irrevocable. By the Banks close of business on the disbursement date and upon fulfillment of the conditions set forth herein and in any other of the Related Documents, the Bank shall disburse the requested Advances in immediately available funds by crediting the amount of such Advances to the Borrower's account with the Bank.

CONVERSION AND RENEWALS. The Borrower may elect from time to time to convert one type of Advance into another or to renew any Advance by giving the Bank written notice no later than 11:00 a.m. Mountain time, one (1) Business Day before conversion into a Prime Rate Advance and three (3) Business Days before conversion into or renewal of a Eurodollar Advance, specifying: (a) the renewal or conversion date, (b) the amount of the Advance to be converted or renewed,
(c) in the case of conversion, the type of Advance to be converted into (Prime Rate Advance or Eurodollar Advance), and (d) in the case of renewals of or conversion into a Eurodollar Advance, the applicable Interest Period, provided that (i) the minimum principal amount of each Eurodollar Advance outstanding after a renewal or conversion shall be Five Hundred Thousand and 00/l00 Dollars ($500,000.00), with multiples of One Hundred Thousand and 00/l00 Dollars ($l00,000.00) and (ii) a Eurodollar Advance can only be converted on the last day of the Interest Period for the Advance. All notices given under this paragraph are irrevocable. If the Borrower fails to give the Bank the notice specified above for the renewal or conversion of a Eurodollar Advance by 11:00 a.m. Mountain time three (3) Business Days before the end of the Interest Period for that Advance, the Advance shall automatically be converted to a Prime Rate Advance on the last day of the Interest Period for the Advance.

INTEREST PAYMENTS. Interest on the Advances shall be paid as follows:

A . For each Prime Rate Advance, on the last day of each month beginning with the first month following disbursement of the Advance or following conversion of an Advance into a Prime Rate Advance, and at the maturity or conversion of the Advance into a Eurodollar Advance;

B. For each Eurodollar Advance, on the last day of the Interest Period for the Advance and, if the Interest Period is longer than three months, at three-month intervals beginning with the day three months from the date the Advance is disbursed.

PRINCIPAL PAYMENTS. All outstanding principal and interest is due and payable in full on May 3 1,2003, which is defined herein as the "Principal Payment Date". The Borrower shall select interest rates and Interest Periods such that on each Principal Payment Date the sum of the principal amount of the Prime Rate Advance outstanding on that date plus the aggregate principal amount of the Eurodollar Advances with Interest Periods ending on that date is greater than or equal to the principal payment due on that date. Any election which does not comply with this requirement will be invalid and the Bank may, but will not be required to, honor such election.

OVERDUE AMOUNTS. Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a per annum rate equal to the Prime Rate plus the Applicable Margin plus three percent (3.00%).

PREPAYMENT. The Borrower may prepay all or any part of any Prime Rate Advance at any time without premium or penalty. The Borrower may prepay any Eurodollar Advance only at the end of an Interest Period.

FUNDING LOSS INDEMNIFICATION. Upon the Banks request, the Borrower shall pay the Bank amounts sufficient (in the Banks reasonable opinion) to compensate it for any loss, cost, or expense incurred as a result of:

A. Any payment of a Eurodollar Advance on a date other than the last day of the Interest Period for the Advance, including, without limitation, acceleration of the Advances by the Bank pursuant to this Note or the Related Documents; or

B. Any failure by the Borrower to borrow or renew a Eurodollar Advance on the date specified in the relevant notice from the Borrower to the Bank.

ADDITIONAL COSTS. If any applicable domestic or foreign law, treaty, government rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note or the Related Documents (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office), or (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) impose any other condition with respect to this Note or the Related Documents and the result of any of the foregoing is to increase the cost to the Bank of maintaining any Eurodollar Advance or to reduce the amount of any sum receivable by the Bank on such an Advance, or (d) affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Banks obligations under this Note or the Related Documents and the increase has the effect of reducing the rate of return on the Banks (or its controlling corporation's) capital as a consequence of the obligations under this Note or the Related Documents to a level below that which the Bank (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. Whenever the Bank shall learn of circumstances described in this section which are likely to result in additional costs to the Borrower, the Bank shall give prompt written notice to the Borrower of the basis for and the estimated amount of any such anticipated additional costs. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

ILLEGALITY. If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the Eurodollar Advances, then, upon notice to the Borrower by the Bank, the outstanding principal amount of the Eurodollar Advances, together with accrued interest and any other amounts payable to the Bank under this Note or the Related Documents on account of the Eurodollar Advances shall be repaid (a) immediately upon the Banks demand if such change or compliance with such requests, in the Bank's judgment, requires immediate repayment, or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request provided, however, that subject to the terms and conditions of this Note and the Related Documents the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

INABILITY TO DETERMINE INTEREST RATE. If the Bank determines that (a) quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the interest rate on a Eurodollar Advance as provided in this Note, or (b) the relevant interest rates referred to in the definition of Eurodollar Rate do not accurately cover the cost to the Bank of making or maintaining Eurodollar Advances, then the Bank shall forthwith give notice of such circumstances to the Borrower, whereupon (i) the obligation of the Bank to make Eurodollar Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to the suspension no longer exists, and (ii) the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance, together with accrued interest, on the last day of the then current Interest Period applicable to the Advance, provided, however, that, subject to the terms and conditions of this Note and the Related Documents, the Borrower shall be entitled to simultaneously replace the entire outstanding balance of any Eurodollar Advance repaid in accordance with this section with a Prime Rate Advance in the same amount.

OBLIGATIONS DUE ON NON-BUSINESS DAY. Whenever any payment under this Note becomes due and payable on a day that is not a Business Day, if no default then exists under this Note, the maturity of the payment shall be extended to the next succeeding Business Day, except, in the case of a Eurodollar Advance, if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day.

MATTERS REGARDING PAYMENT. The Borrower will pay the Bank at the Bank's address shown above or at such other place as the Bank may designate. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment which is less than the payment due at the time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

LATE FEE. If any payment is not received by the Bank within ten (10) days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the greater of: (a) five percent (5.00%) of the past due amount or (b) Twenty Five and 00/l00 Dollars ($25.00), up to the maximum amount of One Thousand Five Hundred and 00/l00 Dollars ($1,500.00) per late charge.

BUSINESS LOAN. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that all advances made under this Note shall not be used for any personal, family or household purpose.

CREDIT FACILITY. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest of maturity, the occurrence of any default, or the occurrence of any event that would constitute the occurrence of any default but for the lapse of time until the end of any grace or cure period, the Borrower may borrow, pay down and reborrow under this Note.

LIABILITIES. The term "Liabilities" in this Note means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Note means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

RELATED DOCUMENTS. The term "Related Documents" in this Note means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with this Note or in connection with any of the Liabilities.

SECURITY. The term "Collateral" in this Note means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with this Note or in connection with any of the Liabilities. If applicable, the Collateral secures the payment of this Note and the Liabilities.

BANK'S RIGHT OF SETOFF. In addition to the Collateral, if any, the Borrower grants to the Bank a security interest in, and the Bank is authorized to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower. This right of setoff may be exercised at any time and from time to time, and without prior notice to the Borrower. This security interest and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest. The rights of the Bank under this paragraph are in addition to other rights the Bank may have in the Related Documents or by law. In this paragraph: (a) the term "Accounts" means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank in a fiduciary capacity); and
(c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower.

REPRESENTATIONS BY BORROWER. Each Borrower represents that: (a) the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) this Note is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs this Note shall become due immediately, without notice, at the Bank's option:

1. The Borrower, or any guarantor of this Note (the "Guarantor"), fails to pay when due any amount payable under this Note, under any of the Liabilities, or under any agreement or instrument evidencing debt to any creditor.

2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) and the effect of such default will allow the creditor to declare the debt due before its maturity.

3. In the event (a) there is a default under the terms of any Related Document, (b) any guaranty of the loan evidenced by this Note is terminated or becomes unenforceable in whole or in part, (c) any Guarantor fails to promptly perform under its guaranty, or (d) the Borrower fails to comply with, or pay, or perform under any agreement, now or hereafter in effect, between the Borrower and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors.

4. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.

5. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

6. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

7. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction.

8. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent.

9. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and they remain undismissed for thirty (30) days after commencement; or the Borrower or the Guarantor consents to the commencement of those proceedings.

10. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor.

11.   The Borrower or any Guarantor dies.

12. The Borrower or any Guarantor, without the Banks written consent (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of its business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).

13. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor that the Bank in good faith determines to be materially adverse.

14.   The Bank in good faith deems itself insecure.

REMEDIES. If this Note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. Without limiting any other available remedy, the Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVERS. ANY party liable on this Note waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended; (b) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Note,
(ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (c) any right to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or any Collateral, or pursue any remedy in the Bank's power to pursue; (d) any defense based on any claim that any endorser or other parties' obligations exceed or are more burdensome than those of the Borrower; (e) the benefit of any statute of limitations affecting liability of any endorser or other party liable hereunder or the enforcement hereof; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Any party liable on this Note consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this Note is effective unless it is in writing and signed by the party against whom it is being enforced. Without limiting any foregoing waiver, consent or agreement, any party liable on this Note further waives any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

SUBORDINATION. Any rights of any party liable on this Note, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to any party liable on this Note by the Borrower, or to withdraw capital invested by it in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. No party liable on this Note shall be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this paragraph shall be received by such party in trust for the Bank. Any party liable on this Note agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on the Collateral. The foregoing notwithstanding, until the occurrence of any default, any party liable on this
Note is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on such party liable on this Note attributable to an ownership interest in the Borrower, if any.

RIGHTS OF SUBROGATION. Any party liable on this Note waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and such party liable on this Note have fully performed all their obligations to the Bank, even if those obligations are not covered by this Note.

REINSTATEMENT. All parties liable on this Note agree that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Note shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Note, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

GOVERNING LAW AND VENUE. This Note is delivered in the State of Arizona and governed by Arizona law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this Note, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

MISCELLANEOUS. The Borrower, if more than one, is jointly and severally liable for the obligations represented by this Note, the term "Borrower" means any one or more of them, and the receipt of value by any one of them constitutes the receipt of value by the others. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. Section headings are for convenience of reference only and do not affect the interpretation of this Note. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand,
(b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means A day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This Note and any Related Documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this Note and supercede all oral statements and prior writings relating to that loan. If any provision of this Note cannot be enforced, the remaining portions of this Note shall continue in effect. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to this Note or the Related Documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Bank.

WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.


                                           BORROWER:

Address: 7860 East McClain  Drive #2       TASER International, Inc.
         Scottsdale, AZ 85260-1627

                                           By  /s/ K. Hanrahan             CFO
                                               --------------------------------
                                               K. Hanrahan                 CFO
                                               Printed Name               Title



Christy Murphy AZ13044

                                    EXHIBIT A
        TASER INTERNATIONAL, INC. COMMERCIAL BORROWING BASE CERTIFICATE

Line of Credit Commitment                             $2,300,000.00
                                                      -------------

Line of Credit Balance (including Letters of Credit)  $             as of
                                                      -------------       -----
                                                                          (Date)

A/R Agings should be as of the same date above


    Total cash in deposit accounts at Bank One, in which Bank One has a first perfected security interest (at 100%)   $
                                                                                                                      ------------
    Total money market funds held in investment accounts in which Bank has a first perfected security interest        $
                                                                                                                      ------------
             Advance Rate                                                                                                    95.00%
                                                                                                                      ------------
    Total Margined money market funds                                                                                 $
(A) Total Eligible cash and money market funds                                                                        $

    Total Assigned Inventory
             DEDUCT Book Overdraft                                                                                    $
                                                                                                                      ------------
    Total Eligible Inventory                                                                                          $
                                                                                                                      ------------
             Advance Rate                                                                                                    50.00%
                                                                                                                      ------------
    Total Margined Eligible Inventory                                                                                 $
                                                                                                                      ------------
    Inventory CAP in Dollars                                                                                          $ 500,000.00
                                                                                                                      ------------

(B) Lesser of Total Margined Eligible Inventory or CAP                                                                $
    Total Assigned Accounts Receivable with standard terms                                                            $
                                                                                                                      ------------
    Total Assigned Accounts Receivable with extended terms                                                            $
                                                                                                                      ------------
    DEDUCT the Following Standard Ineligibles:
             Accounts Receivable with standard terms 90 Days or More Past Due from Date of Invoice (only
             that portion over 90 Days is ineligible)                                                                 $
                                                                                                                      ------------
             Accounts Receivable with extended terms 150 Days or More Past Due from Date of Invoice
             (only that portion over 150 Days is ineligible)                                                          $
                                                                                                                      ------------
             Concentration Accounts with standard terms in which more than 15% of the A/R is over 90 Days
             Past Due from Date of invoice (the entire A/R is ineligible).  A Concentration Account is
             defined as any A/R representing more than 25% of Total  A/R.                                             $
                                                                                                                      ------------
             Concentration Accounts with extended terms in which more than 15% of the A/R is over 150
             Days Past Due from Date of invoice (the entire A/R is ineligible).  A Concentration Account is
             defined as any A/R representing more than 25% of Total A/R.                                              $
                                                                                                                      ------------
             Related Accounts Receivable                                                                              $
                                                                                                                      ------------
             Foreign Accounts Receivable                                                                              $
                                                                                                                      ------------
             U.S. Government Accounts Receivable                                                                      $
                                                                                                                      ------------
             A/R subject to any withholding, offset, counterclaim or other defense by the account debtor
            (Contra Accounts)                                                                                        $
                                                                                                                      ------------
             A/R from an account debtor to the extent that the Borrower is indebted to such account debtor
             regarding the underlying goods                                                                           $
                                                                                                                      ------------
             A/R subject to any other lien than the lien in favor of the Bank or Agent                                $
                                                                                                                      ------------
             A/R not denominated in U.S. Dollars                                                                      $
                                                                                                                      ------------
             Pre-billed accounts                                                                                      $
                                                                                                                      ------------
    Total Eligible Accounts Receivable                                                                                $
                                                                                                                      ------------
              Advance Rate                                                                                                   75.00%

(C) Total Margined Eligible Accounts Receivable                                                                       $

    Net Fixed Assets excluding real estate, leasehold improvements, titled vehicles and capital leases                ------------
              Advance Rate                                                                                                   50.00%
                                                                                                                      ------------
(D) Total Margined Eligible Net Fixed Assets                                                                          $

(E) TOTAL BORROWING POTENTIAL (SUM OF A, B, C AND D ABOVE)                                                            $

    OUTSTANDING BALANCE ON LINE OF CREDIT AT DATE OF  REPORT                                                          $
    Collateral Margin (or Deficit): Total Borrowing Potential minus Outstandings on Line                              $
                                                                                                                      ------------



The Borrower, by the execution of this Borrowing Base Certificate, hereby certifies, represents and warrants: (1) that this Report is true, correct, complete and based upon information contained in Borrower's own financial records as of _________________________ (DATE), and (2) that no default has occurred in any provision of the Agreement and is continuing or would result from the extension of any credit contemplated by the Agreement, and no event has occurred which would constitute the occurrence of any default under the Agreement but for the lapse of time until the end of any grace or cure period.


BORROWER: TASER INTERNATIONAL, INC.

By:
   -------------------------------------
its:
    ------------------------------------
Date:

----------------------------------

[BANK ONE LOGO]                                   CONTINUING SECURITY AGREEMENT

NAME OF DEBTOR:    TASER INTERNATIONAL, INC.
TAXPAYER I.D. NO.: 86-0741227
DEBTOR'S ADDRESS:  7860 EAST MCCLAIN DRIVE #2, SCOTTSDALE, AZ 85260-1627

GRANT OF SECURITY INTEREST. TASER International, Inc. (the "Debtor") grants to Bank One, NA, with its main office in Chicago, IL, whose address is 201 N. Central Ave, 21st Floor, AZl-1178, Phoenix, AZ 85004, on behalf of itself and its successors and assigns (the "Bank"), as secured party, a continuing security interest in all of the "Collateral" (as hereinafter defined) to secure the payment and performance of the Liabilities.

BORROWER. The term "Borrower" in this agreement means TASER International, Inc.

LIABILITIES. The term "Liabilities" in this agreement means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

COLLATERAL. Accounts; Chattel Paper; Deposit Accounts; Documents; Equipment; General Intangibles; Instruments; Inventory; Investment Property; and Letter of Credit Rights.

DESCRIPTION OF COLLATERAL. As used in this agreement, the term "Collateral" means all of the Debtor's property of the types indicated above and defined below, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, including but not limited to any items listed on any schedule or list attached hereto. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the "UCC", meaning the Uniform Commercial Code of Arizona, as in EFFECT from time to time) of the Collateral indicated above, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instruments," "investment property," and "general intangibles" (as such terms are defined in the UCC), arising FROM the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Debtor, and all insurance claims relating to any of the Collateral (defined above). The term "Collateral" further includes all of the Debtor's right, title and interest in and to all books, records and data relating to the Collateral identified above, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral identified above or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Banks agent, the Debtor agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

1. "Accounts" means all of the Debtor's "accounts" as defined in Article 9 of the UCC.

2. "Chattel Paper" all of the Debtor's "chattel paper" as defined in Article 9 of the UCC.

3. "Deposit Accounts" means all of the Debtor's "deposit accounts" as defined in Article 9 of the UCC.

4. "Documents" means all of the Debtor's "documents" as defined in Article 9 of the UCC.

5. "Equipment" means all of the Debtor's "equipment" as defined in Article 9 of the UCC. In addition, "Equipment" includes any "documents" (as defined in Article 9 of the UCC) issued with respect to any of the Debtor's "equipment" (as defined in Article 9 of the

      UCC). Without limiting the security interest granted, the Debtor represents and warrants that the Debtor's Equipment is presently located at 7860 East McClain Drive #2, Scottsdale, AZ 85260-1627.

6. "General Intangibles" means all of the Debtor's "general intangibles", as defined in Article 9 of the UCC. In addition, "General a refund of taxes paid at any time to any governmental entity, excludes patents, and trademarks.

7.    "Instruments" means all of the Debtor's "instruments" as defined in
      Article 9 of the UCC.

8. "Inventory" means all of the Debtor's "inventory" as defined in Article 9 of the UCC. In addition, "Inventory" includes any "documents" issued with respect to any of the Debtor's "inventory" (as defined in Article 9 of the UCC). Without limiting the security interest granted, the Debtor represents and warrants that the Debtor's Inventory is presently located at 7860 East McClain Drive #Q, Scottsdale, AZ 85260-1627.

9. "Investment Property" means all of the Debtor's "investment property" as defined in Article 9 of the UCC.

10. "Letter of Credit Rights" means all of the Debtor's "letter of credit rights" as defined in Article 9 of the UCC.

REPRESENTATIONS, WARRANTIES AND COVENANTS. The Debtor represents and warrants to, and covenants and agrees with the Bank that:

1. Its principal residence or chief executive office is at the address shown above;

2. The Debtor's name as it appears in this agreement is its exact name as it appears in the Debtor's organizational documents, as amended, including any trust documents;

3. It is or will become the owner of the Collateral free from any liens, encumbrances or security interests, except for this security interest and existing liens disclosed to and accepted by the Bank in writing, and it will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral;

4. It will keep the Collateral free of liens, encumbrances and other security interests, except for this security interest, maintain the Collateral in good repair, not use it illegally and exhibit the Collateral to the Bank on demand;

5. At its own expense, the Debtor will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days prior written notice to the Bank. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Debtor will not be deemed a co- insurer. The policies, or certificates evidencing them, shall, if the Bank so requests, be deposited with the Bank. The Debtor authorizes the Bank to endorse on the Debtor's behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Debtor such surplus, if any, as remains after the proceeds have been applied, at the Banks option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities;

6. It will not sell, lease, license or offer to sell, lease, license or otherwise transfer the Collateral or any rights in or to the Collateral, without the written consent of the Bank, except in the ordinary course of business;

7. It will not change the location of the Collateral from the locations of the Collateral described in this agreement, without providing at least ten
      (10) days prior written notice to the Bank.

8. It will pay promptly when due all taxes and assessments upon the Collateral, or for the use or operation of the Collateral;

9. No financing statement covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing. From time to time at the Banks request, the Debtor will execute one or more financing statements in form satisfactory to the Bank and will pay the cost of filing them in all public offices where tiling is deemed by the Bank to be necessary or desirable. In addition, the Debtor shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the security interest created in the Collateral by this agreement including, without limitation: (a) any certificate or certificates of title to the Collateral with the security interest of the Bank noted thereon or executed applications for such certificates of title in form satisfactory to the Bank; (b) any assignments of claims under government contracts which are included as part of the Collateral, together with any notices and related documents as the Bank may from time to time request; (c) any assignment of any specific account receivable as the Bank may from time to time request; (d) a notice of security interest and a control agreement with respect to any Collateral, all in form and substance satisfactory to the Bank; (e) a notice to and acknowledgment from any person holding possession of any Collateral as a bailee for the Banks benefit , all in form and substance satisfactory to the Bank, and
      (f) any consent to the assignment of proceeds of any letter of credit, all in form and substance satisfactory to the Bank;

10. It will not, without the Banks prior written consent, change the Debtor's name, the Debtor's business organization, the jurisdiction under which the Debtor's business organization is formed or organized, or the Debtor's chief executive office, or of any additional places of the Debtor's business;

1l. It will provide any information that the Bank may reasonably request and will permit the Bank or the Banks agents to inspect and copy its books, records, data and the Collateral at any time during normal business hours;

12. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Debtor, to (a) prepare, file and sign the Debtor's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Debtor's name on any financing statement, notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral. The Debtor hereby authorizes the Bank to file financing statements containing the collateral description "All of the Debtor's assets whether now owned or hereafter acquired." or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements containing any collateral description which reasonably describes the Collateral in which a security interest is granted under this agreement;

13. Immediately upon the Debtor's receipt of any Collateral evidenced by an agreement, "instrument," "chattel paper," certificated "security" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), the Debtor shall mark the Special Collateral to show that it is subject to the Bank's security interest and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment in form and substance satisfactory to the Bank;

14. The Debtor shall keep all tangible Collateral in good order and repair and shall not waste or destroy any of the Collateral, nor use any of the Collateral in violation of any applicable law or any policy of insurance thereon. To the extent that the Collateral consists of "farm products" (as defined in the UCC), the Debtor shall attend to and care for the crops and livestock in accordance with the best practices of good husbandry, and do, or cause to be done, any and all acts that may at any time be appropriate or necessary to grow, raise, harvest, care for, preserve and protect the farm products;

15. Except as may be otherwise disclosed in writing by the Debtor to the Bank, none of the Collateral is attached to real estate so as to constitute a "fixture" (as defined in the UCC) and none of the Collateral shall at any time hereafter be attached to real estate so as to constitute a fixture. If any of the Collateral is now or at any time hereafter becomes so attached to real estate so as to constitute a fixture, the Debtor shall, at any time upon the Banks request, furnish the Bank with a disclaimer of interest in the Collateral executed by each person or entity having an interest in such real estate.

ACCOUNTS; CHATTEL PAPER; GENERAL INTANGIBLES AND INSTRUMENTS. If the Collateral includes the Debtor's "Accounts, Chattel Paper, General Intangibles and Instruments" and until the Bank gives notice to the Debtor to the contrary, the Debtor will, in the usual course of its business and at its own expense, on the Banks behalf but not as the Banks agent, demand and receive and use its best efforts to collect all moneys due or to become due with respect to the Collateral. Until the Bank gives notice to the Debtor to the contrary or until the Debtor is in default, it may use the funds collected in its business. Upon notice from the Bank or upon default, the Debtor agrees that all sums of money it receives on account of OR in payment or settlement of the Accounts, Chattel Paper, General Intangibles and Instruments shall be held by it as trustee for the Bank without commingling with any of the Debtor's other funds, and shall immediately be delivered to the Bank with endorsement to the Banks order of any check or similar instrument. It is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Debtor or otherwise, but at the expense and cost of the Debtor, to collect, demand, receive, sue for or compromise any and all Accounts, Chattel Paper, General Intangible*, and Instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Debtor and, in the Banks discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or tile any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or TIMES. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Banks taking action. The Debtor appoints the Bank or the Bank's designee as the Debtor's attorney-in-fact to do all things with reference to the Collateral as provided for in this section including without limitation (1) to notify the post office authorities to change the Debtor's mailing address to one designated by the Bank, (2) to receive, open and dispose of mail addressed to the Debtor, (3) to sign the Debtor's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Debtor's customers, and (4) to do all things necessary to carry out this agreement. The Debtor ratifies and approves all acts of the Bank as attorney-in-fact. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied.

PLEDGE. If the Debtor is not liable for all or any part of the Liabilities, then the Debtor agrees that:

1. If any moneys become available from any source other than the Collateral that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this agreement.

2. The Bank may take any action against the Borrower, the Collateral or any other collateral for the Liabilities, or any other person liable for any of the Liabilities.

3. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Collateral in whole or in part or any other collateral for the Liabilities, and need not perfect a security interest in the Collateral or any other collateral for the Liabilities.

4. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Collateral or any other collateral for the Liabilities, or exercise right of setoff.

------------
* excluding patents and trademarks.

5. Without notice or demand and without affecting the Debtor's obligations hereunder, from time to time, the Bank is authorized to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon;
      (b) release, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, waive or release any such collateral; (d) proceed against the Collateral or any other collateral for the Liabilities and direct the order or manner of sale as the Bank in its discretion may determine; and (e) apply any and all payments received by the Bank in connection with the Liabilities, or recoveries from the Collateral or any other collateral for the Liabilities, in such order or manner as the Bank in its discretion may determine.

6. The Debtor's obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially ail of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, (c) any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.

7. The Debtor expressly consents to any impairment of any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest and release of any other collateral for the Liabilities and any such impairment or release shall not affect the Debtor's obligations hereunder.

8. The Debtor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and the Debtor have fully performed all their obligations to the Bank, even if those obligations are not covered by this agreement.

9. The Debtor waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended,
      (b) any right the Debtor may have to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this agreement, (ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, the Collateral or any other collateral for the Liabilities, or pursue any remedy in the Bank's power to pursue, (d) any defense based on any claim that the Debtor's obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Debtor's obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

10. The Debtor agrees that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this agreement shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this agreement, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made. If this agreement must be reinstated, the Debtor agrees to execute and deliver to the Bank any new security agreements and financing statements, if necessary or if requested by the Bank, in form and substance acceptable to the Bank, covering the Collateral.

11. Any rights of the Debtor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to the Debtor by the Borrower, or to withdraw capital invested by the Debtor in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. The Debtor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this agreement shall be received by the Debtor in trust for the Bank. The Debtor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Banks collateral free and clear of all liens. The foregoing notwithstanding, until the occurrence of any default, the Debtor is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on the Debtor attributable to the Debtor's ownership interest in the Borrower, if any.

DEFAULT; REMEDIES. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of any agreement related to any of the Liabilities, then the Bank shall have the rights and remedies provided by law or this agreement, including but not limited to the right to require the Debtor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. Should a default occur, the Debtor will pay to the Bank all costs reasonably incurred by the Bank for the purpose of enforcing its rights hereunder, to the extent not prohibited by law, including, without limitation: costs of foreclosure; costs of obtaining money damages; and a reasonable fee for the services of internal and outside attorneys employed or engaged by the Bank for any purpose related to this agreement, including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or any proceeding. The Debtor agrees that upon default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Debtor agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Bank. The Debtor expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Debtor, and that the Bank may, without cost, use any and all of the Debtor's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes "farm products" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Debtor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. The Debtor is liable for any deficiency remaining after disposition of the Collateral.

MISCELLANEOUS.

1. Where the Collateral is located at, used in or attached to a facility leased by the Debtor, the Debtor will obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Collateral, in form acceptable to the Bank.

2. At its option the Bank may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Debtor agrees to reimburse the Bank on demand for any payment made or expense incurred by the Bank, with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities.

3. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy, no single or partial exercise by the Bank of any right or remedy precludes any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor does a waiver on one occasion waive that right on any future occasion.

4. If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

5. Except as provided in the Accounts; Chattel Paper; General Intangibles; and Instruments paragraph above, any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

6. All rights of the Bank benefit the Banks successors and assigns; and all obligations of the Debtor bind the Debtor's heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations are joint and several.

7. A carbon, photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement. The Bank is irrevocably appointed the Debtor's attorney-in-fact to execute any financing statement on the Debtor's behalf covering the Collateral. Additionally, if permitted by applicable law, the Debtor authorizes the Bank to file one or more financing statements related to the security interests created by this agreement, and further authorizes the Bank, as secured party herein, instead of the Debtor, to sign such financing statements.

INDEMNIFICATION. The Debtor agrees to indemnify, defend and hold the Bank and BANK ONE CORPORATION, and any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the Debtor's use of the property covered by this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action or inaction in connection with this agreement); and in connection with the Debtor's failure to perform all of the Debtor's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

The Debtor's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Debtor's assets or the Debtor's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Debtor's indemnification obligations apply, then, upon any Indemnified Person's demand, the Debtor, at its sole cost and expense, shall defend such Claim in the Debtor's name, if necessary, by the attorneys for the Debtor's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Debtor and to assist in its defense and the Debtor agrees to pay the fees and disbursements of such attorneys.

GOVERNING LAW AND VENUE. This agreement is delivered in the State of Arizona and governed by Arizona law (without giving effect to its laws of conflicts), except to the extent that the laws regarding the perfection and priority of property of the state in which any property securing the Liabilities is located are applicable. The Debtor AGREES that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Debtor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Debtor waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

REPRESENTATIONS. Each Debtor represents that: (a) the execution and delivery of this agreement and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, and do not require the consent or approval of any governmental authority or any third party; (b) this agreement is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Debtor, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws where it is organized; and (b) the execution and delivery of this agreement and the performance of the obligations it imposes
(i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement governing its affairs.

WAIVER OF SPECIAL DAMAGES. THE DEBTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE DEBTOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE DEBTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Dated: May 31,2002                       DEBTOR:

                                         TASER International, Inc.

                                           By: /s/ Thomas P. Smith
                                               --------------------------------

                                               Thomas P. Smith        President
                                               --------------------------------
                                               Printed Name             Title


Christy Murphy AZ13044

[BANK ONE LOGO]                                   ASSIGNMENT OF DEPOSIT ACCOUNT


TASER International, Inc., whose address is 7860 East McClain Drive #2, Phoenix, Arizona 85260-1627 (the "Assignor"), pledges, assigns, transfers and grants a security interest to Bank One, NA, with its main office in Chicago, IL, whose address is 201 N. Central Ave, 21st Floor, AZl-1178, Phoenix, AZ 85Oti (the "Bank"), and its successors and assigns, in account number(s) 1600587123 (the "Account") and any interest, additions and proceeds due or to become due on the Account and any substitutions, which Account is held at Bank One, NA, with its main office in Chicago, IL.

This Assignment secures the Liabilities. The term "Borrower" in this Assignment means TASER International, Inc.

The Assignor unconditionally guarantees payment of the Liabilities, provided that unless otherwise agreed in any other present or future contract between the Assignor and the Bank, the Bank agrees that its sole recourse under this Assignment shall be to exercise its rights against the Account as provided in this Assignment.

LIABILITIES. The term "Liabilities" in this Assignment means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors;now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this Assignment means. any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

WARRANTIES. The Assignor represents and warrants that it will not withdraw any moneys from the Account and that it has not previously assigned the Account or any part of it. The passbook, certificate or other evidence of the Account has been delivered to the Bank.

DEFAULT/REMEDIES. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs, under the terms of any agreement related to any of the Liabilities, then the Bank shall have the right immediately, without notice, at the Banks option, to withdraw all or any portion of the Account and apply those moneys to the Liabilities whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit to the Borrower by the issuance of letters of credit or other like obligations of the Bank to third parties which have not then been utilized, such proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

PLEDGE. If the Assignor is not liable for all or any part of the Liabilities, then the Assignor agrees that:

1. If any moneys become available from any source other than the Account that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this Assignment.

2. The Bank may take any action against the Borrower, the Account or any other collateral for the Liabilities, or any other person liable for any of the Liabilities.

3. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Account in whole or in part or any other collateral for the Liabilities, and need not perfect a security interest in the Account or any other collateral for the Liabilities.

4. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Account or any other collateral for the Liabilities, or exercise any right of setoff.

5. Without notice or demand and without affecting the Assignor's obligations hereunder, from time to time, the Bank is authorized to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon;
      (b) release, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, waive or release any such collateral; (d) proceed against the Account or any other collateral for the Liabilities and direct the order or manner of sale as the Bank in its discretion may determine; and (e) apply any and all payments received by the Bank in connection with the Liabilities, or recoveries from the Account or any other collateral for the Liabilities, in such order or manner as the Bank in its discretion may determine.

6. The Assignor's obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, (c) any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.

7. The Assignor expressly consents to any impairment of any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest and release of any other collateral for the Liabilities and any such impairment or release shall not affect the Assignor's obligations hereunder.

8. The Assignor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Account, until the-Borrower and the Assignor have fully performed all their obligations to the Bank, even if those obligations are not covered by this Assignment.

9. The Assignor waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended,
      (b) any right the Assignor may have to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this Assignment, (ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, the Account or any other collateral for the Liabilities, or pursue any remedy in the Banks power to pursue, (d) any defense based on any claim that the Assignor's obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Assignor's obligations hereunder or the enforcement hereof,
      (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

10. The Assignor agrees that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Assignment shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Assignment, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made. If this Assignment must be reinstated, the Assignor agrees to execute and deliver to the Bank any new assignments and agreements, if necessary or if requested by the Bank, in form and substance acceptable to the Bank, covering the Account.

11. Any rights of the Assignor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to the Assignor by the Borrower, or to withdraw capital invested by the Assignor in the Borrower, or to receive distributions from the Borrower, shall at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. The Assignor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this Assignment shall be received by the Assignor in trust for the Bank. The Assignor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Banks collateral free and clear of all liens. The foregoing notwithstanding, until the occurrence of any default, the Assignor is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on the Assignor attributable to the Assignor's ownership interest in the Borrower, if any.

12. Without limiting any foregoing waiver, consent or agreement, the Assignor further waives any and all benefits under Arizona Revised Statutes Section 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

MISCELLANEOUS. The Assignor consents to any extension, postponement or renewal of any Liabilities, the release or discharge of all or any part of the security for the Liabilities, and the release or discharge or suspension of any rights and remedies against any person who may be liable for any of the Liabilities. The Bank does not have to look to any other right, any other collateral, or any other person for payment before it exercises its rights under this Assignment. The Assignor's obligations to the Bank under this Assignment are not subject to any condition, precedent or subsequent. If this Assignment is signed by more than one person, all shall be jointly and severally bound. This Assignment is binding on the Assignor and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. The use of section headings shall not limit the provisions of this Assignment. A carbon, photographic or other reproduction of this Assignment is sufficient as, and can be filed as, a financing statement. The Bank is irrevocably appointed the Assignor's attorney-in-fact to execute any financing statement on the Assignor's behalf covering the Account. Additionally, if permitted by applicable law, the Assignor authorizes the Bank to file one or more financing statements related to the security interests created by this Assignment and further authorizes the Bank, instead of the Assignor, to sign such financing statements.

GOVERNING LAW AND VENUE. This Assignment is delivered in the State of Arizona and governed by Arizona law (without giving effect to its laws of conflicts), except to the extent that the laws regarding the perfection and priority of property of the state in which any property securing the Liabilities is located are applicable. The Assignor agrees that any legal action or proceeding with respect to any of its obligations under this Assignment may be brought by the Bank in any state or federal court located in the State of Arizona, as the Bank in its sole discretion may elect. By the execution and delivery of this Assignment, the Assignor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Assignor waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

WAIVER OF SPECIAL DAMAGES. THE ASSIGNOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE ASSIGNOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE ASSIGNOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Dated: May 31, 2002                        ASSIGNOR:
Address: 7860 East McClain Drive #2
         -----------------------------
         Scottsdale, AZ 852604627          TASER International, Inc.
         -----------------------------
                                           By: /s/ Thomas P. Smith
                                               --------------------------------

                                           Thomas P. Smith          President
                                           -----------------------------------
                                           Printed Name               Title


Christy MurphyAZ13044

May 31,2002



Bank One, NA
Commercial Banking Group
ATTN: Steven J. Krakoski
201 North Central Avenue, 21st Floor
Phoenix, Arizona 85004

RE:   CLN# ____/ $1.5MM line # ___and $ 1 MM line #___
      Borrower: TASER International, Inc.

To Whom It May Concern:

Please accept this letter as your authorization to allow advances under the revolving line of credit/line of credit to be made by Bank One, NA at the oral or written request of the following:

             1. Patrick W. Smith
             2. Thomas P. Smith
             3. Kathleen C. Hanrahan
             4. ____________________


Please insert names of
individuals authorized to
request advances on behalf of
the Borrower.


Any one acting alone, who are authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by Lender.


Sincerely,
TASER International, Inc.


By:         /s/ K. Hanrahan
            ___________________
            K. Hanrahan

Name:       K. Hanrahan
            ___________________

Title:      CFO, Corp. Secy.
            ___________________
            Authorized Agent


cc:   copy  -  CCS
      original - file

                         AGREEMENT TO PROVIDE INSURANCE

BORROWER:    TASER International, Inc.       BANK:     Bank One, NA
             7860 East McClain Drive #2                201 N. Central Avenue
             Scottsdale, AZ  85260                     Phoenix, AZ 85004


INSURANCE REQUIREMENTS. TASER INTERNATIONAL, INC. ("Borrower"), understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Borrower by Bank. These requirements are set forth in the security documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

COLLATERAL: INVENTORY AND EQUIPMENT

         TYPE.         All  risks, including fire, theft and liability.
         AMOUNT.       Full insurable  amount
         BASIS.        Replacement value.
         ENDORSEMENTS. Banks loss payable clause with the stipulation that coverage will not be cancelled or diminished without a minimum of thirty (30) days' prior written notice to Bank.

INSURANCE COMPANY. Borrower may obtain insurance from any insurance company Borrower may choose that is reasonably acceptable to Bank. Borrower understands that credit may not be denied solely because insurance was not purchased through Bank.

INSURANCE MAILING ADDRESS. All documents and other materials relating to insurance for this loan should be mailed, delivered or directed to the following address:

       Bank One Loan Servicing
       P 0 Box 901094
       Fort Worth, TX 76101-9817

FAILURE TO PROVIDE INSURANCE. Borrower agrees to deliver to Bank, no later than on or before closing, evidence of the required insurance as provided above, with an effective date of __________________ or earlier. Borrower acknowledges and agrees that if Borrower fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Borrower's expense as provided in the applicable security document. The cost of any such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. BORROWER ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, BORROWER'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS .

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Borrower authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREE TO ITS TERMS. THIS AGREEMENT IS DATED MAY 31, 2002.


BORROWER:

X  /s/ K Hanrahan                                6/5/02
   ----------------------------------         ------------
             TASER International,   Inc.          DATE




                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION

DATE:  6/13/02                                                     PHONE: 602-977-3652
       -------------------------------                                    ------------------------
AGENT'S NAME:   Schaefer - Smith - Ankeney Insurance Agency               Emma Martinez
INSURANCE COMPANY:  Hartford
                    -------------------------------------------
POLICY NUMBER:   59VVCFH9146
                 ----------------------------------------------
EFFECTIVE   DATES:      9/l/01 - 9/1/02
                   --------------------------------------------
COMMENTS:
          -----------------------------------------------------

[BANK ONE LOGO]                                RESOLUTION OF BOARD OF DIRECTORS

                                       By
                           TASER International, Inc.,
                 a(n) Delaware corporation (the "Corporation").

The Corporation desires to engage in financial transactions from time to time with Bank One, NA, with its main office in Chicago, IL, and its successors and assigns (the "Bank"); and

The Corporation desires to authorize certain of its officers to engage in these transactions for the Corporation; and

The Corporation desires to ratify all past transactions and eliminate the necessity of presenting separate individual resolutions to the Bank in the future; and

The Corporation has found that the transactions authorized by the resolutions are or will be in the Corporation's interest and to its financial benefit.

RESOLVED: The CEO, President and CFO, or any 1 of them, is authorized from time to time for the Corporation to enter into any agreements of any nature with the Bank, and those agreements will bind the Corporation. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

1. Borrow and incur any indebtedness, negotiate and procure loans, lines of credit, letters of credit, discounts, and any other credit or financial accommodations from the Bank in any form and in any amount and on any terms as may be agreed upon between the Corporation and the Bank.

2. Guarantee or act as a surety for loans or other financial accommodations of any person, entity or third party to the Bank on such guarantee or surety terms as may be agreed upon with the Bank.

3. Subordinate, in all respects, any and all present and future indebtedness, obligations, liabilities, claims, rights, demands, notes and leases, of any kind which may be owed, now or hereafter, from any person or entity to the Corporation to all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be owed, now or hereafter, from such person or entity to the Bank ("Subordinated Indebtedness"), together with subordination by the Corporation of any and all security interests, liens and mortgages, of any kind, whether now existing or hereafter acquired, securing payment of the Subordinated Indebtedness, all on such terms as may be agreed upon between the Corporation's officers and the Bank and in such amounts as in his or her judgment should be subordinated.

4. Mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to the Bank any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation, all real property and all personal property, tangible or intangible, of the Corporation, as security for the payment of any credits, loans, or other financial accommodations so obtained by the Corporation or by any other person or entity, or any promissory notes so executed, including any amendments to or modifications, renewals, and extensions of such promissory notes, or any other or further indebtedness of the Corporation, including the guarantee of indebtedness by the Corporation for any other person or any other entity owed to the Bank at any time, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated, or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

5. Lease personal property as lessee and elect as to tax credit and depreciation deductions.

6. Sell, assign, pledge or transfer all or any present or future stocks or securities registered in the Corporation's name.

7. Enter into any agreement for any rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency swap transaction, currency option or any other similar transaction, including any option with respect to any of these transactions, or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

8. Draw, endorse, and discount with the Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either receive cash for the same or cause such proceeds to be credited to the Corporation's account with the Bank, or cause such other disposition of the proceeds derived therefrom as he or she may deem advisable.

9. Sign and deliver to the Bank, promissory notes or notes, drafts, acceptances, guaranties, subordination agreements, assignments, applications and reimbursement agreements for letters of credit, security agreements, financing statements, mortgages, deeds of trust, pledges, hypothecations, transfers, leases and any other instrument or document deemed necessary or required to carry out the authority contained in this resolution, and any one or more renewals, extensions, modifications, refinancings, consolidations or substitutions of any of the foregoing.

10. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines.

11. Negotiate, consent to, and sign any instrument, writing, document or other agreement with the Bank containing a provision or provisions for waiver of the right to a trial before a jury; provisions for resolution of any and all disputes, claims, actions, issues, complaints, suits, or controversies, of any kind or nature, by arbitration; and provisions for cognovit, and confession of judgment and warrant of attorney for any indebtedness, or for any guaranty of indebtedness of the Company to the Bank.

12. Do and perform such other acts and things, pay any and all fees and costs, and execute and deliver such other documents and agreements as any authorized officer of the Corporation may in his or her discretion deem reasonably necessary or proper to carry into effect the provisions of this resolution.

FURTHER RESOLVED: The Corporation authorizes any one of the persons authorized above or any other person designated in writing by any of those persons to pay the proceeds of any action taken pursuant to these resolutions in the manner directed by any of the persons authorized to act, including (but not in limitation) directing the payment of such proceeds: (i) to any deposit or loan account of the Corporation; (ii) to the order of any of such persons in an individual capacity; or (iii) to the individual credit of any such person or the individual credit of any other person; and further to direct the payment from any of the Corporation's accounts in satisfaction of any of its obligations. These requests or authorizations may be made by telephone, facsimile, or any other means of communication. The Bank is released from any liability for following the instructions that the Bank believes in good faith to have been given by a person authorized to act under this resolution.

FURTHER RESOLVED: The authority given is retroactive, and any acts referred to which were performed prior to the adoption of these resolutions are ratified and affirmed. This resolution shall be continuing, shall remain in full force and effect, and the Bank may rely on it until written notice of its revocation shall have been delivered to and received by the Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given. The Corporation does indemnify and hold harmless the Bank from any loss or damage incurred by the Bank by acting in reliance upon this resolution.

FURTHER RESOLVED: The Corporation will notify the Bank prior to any (i) change in the Corporation's name; (ii) change in the Corporation's assumed business name(s); (iii) change in the management of the Corporation; (iv) change in the authorized signers; (v) change in the Corporation's chief executive office address; (vi) change in the jurisdiction under which the Corporation's business organization is formed or organized; (vii) conversion of the Corporation to a new or different type of business entity; or (viii) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and the Bank. No change in the Corporation's name will take effect until after the Bank has been notified.

I CERTIFY that I am the duly elected and qualified Secretary of the Corporation and the keeper of the records and the corporate seal of the Corporation, and that the above is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of the Corporation held in accordance with its by-laws on Jan. 6 ,2001, or by a legally effective instrument of unanimous Directors' consent dated__________ ,20__, and that they are in full force and effect. This resolution now stands of record on the books of the Corporation, and has not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY that the individuals whose signatures appear below have been duly elected and are presently the incumbents of the offices set next to their respective signatures, and that the signatures are the genuine original signatures of each respectively.

CEO                                                 President
PATRICK W. SMITH        /s/ Patrick W. Smith        THOMAS P. SMITH     /s/ Thomas P. Smith
                        --------------------                            --------------------
CFO
KATHLEEN C. HANRAHAN    /s/ Kathleen C. Hanrahan
                        ------------------------

I FURTHER CERTIFY that all statements and representations made in this resolution are true and correct.

EXECUTED on June 6, 2002

                                             /s/ Kathleen C. Hanrahan
                                             -----------------------------------

If the CFO/Secretary is designated to act alone by this resolution, this Certificate must be further signed by a different individual who is a director or an officer, unless there are no other individuals as directors or officers, in which case the boxed statement below should be completed. A



President                           /s/ Thomas P. Smith
----------                          -------------------
Title                               Signature


         (APPLICABLE FOR SINGLE MANAGEMENT BUSINESS ORGANIZATIONS ONLY)

      As permitted by law of the state of incorporation, there are no other individuals who are either officers or directors.

EXECUTED on                   , 20  ,
            ------------------    --      --------------------------------------------------
                                          President/Secretary, Treasurer and Sole Director

                     LANDLORD'S LIEN SUBORDINATION AGREEMENT


            THIS AGREEMENT is made this 25th day of June, 2002 by and between NORTON P. REMES and JOAN A. REMES, CO-TRUSTEES OF THE NORTON P. REMES and JOAN
A. REMES REVOCABLE TRUST DATED NOVEMBER 1, 1994 (the "Landlord"), TASER INTERNATIONAL INC., a Delaware corporation (the "Tenant"), and BANK ONE, N.A., (the "Bank").

                              W I T N E S S E T H

            A. Bank has entered into certain loan agreements with Tenant represented by certain documents and instruments ("Loan Documents") creating and providing a security interest in favor of the Bank in all of the collateral (the "Collateral") described upon the Exhibit A attached hereto and incorporated herein by reference.

            B. Tenant, in order to induce Bank to make such loans, has requested that Landlord agree to subordinate its landlord lien rights in and to the Collateral only, to the lien of the Loan Documents upon the terms and conditions herein contained.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, such parties do hereby agree as follows:

            1. Landlord hereby acknowledges the execution and delivery by Tenant to Bank of the Loan Documents creating a security interest in the Collateral as security for the payment of the obligations of Tenant under and as security for the performance and discharge of the obligations of the Tenant to the Bank contained in the Loan Documents.

            2. Landlord agrees that, subject to compliance with all the terms of this Agreement, for so long as and to the extent that Tenant is indebted to Bank pursuant to the Loan Documents, or any extension, modification, or amendment thereof, Landlord hereby subordinates and makes inferior any claim or right of landlord's lien Landlord has in or to the Collateral by virtue of or pursuant to (1) that certain Lease dated, November 17, 2000 (the "Lease") by and between Tenant, as Tenant, and Landlord, as Landlord; or (2) A.R.S. Section 33-341 and 33-342 relating to or granting landlord's liens in the Collateral to Landlord, such that Bank's security interest in the Collateral only, shall be and is superior to any such interest or claim of Landlord. Landlord is subordinating its rights to the Collateral only.

            3. The parties agree that in the event of a default by Tenant in the performance of any of the terms and conditions of the Loan Documents, Bank may, upon reasonable prior written notice to Landlord, enter upon such Premises commonly known as 7860 East McClain Drive #2, Scottsdale, Arizona, 85260 (the "Premises") for the sole purpose of removing the Collateral and remove such Collateral therefrom, subject to the following terms and conditions: (1) Bank shall remove the Collateral within a reasonable time after entry; (2) Bank shall not remove or destroy any personal property of Tenant that is not Collateral;
(3) at Landlord's discretion, Landlord may accompany Bank into the Premises; (4) upon removal of such Collateral from the Premises, at the election of Landlord, Bank shall promptly (a) repair any damage to the Premises resulting from or relating to the removal of such Collateral, or (b) reimburse Landlord for the reasonable cost of repair of any such damage; and (5) Bank agrees to indemnify, defend and save Landlord and its agents, servants and employees from any and all loss, damage, cost or expense (including reasonable attorney's fees and other litigation related costs and expenses) injury and liability arising out of or in connection with any entry into and upon the Premises or Property by or for Bank, including but not limited to, any claims, damages, losses, or liabilities asserted by Tenant, or any other secured creditors or purported secured creditors in Tenants personal property located in the Premises.

            4. In the event that during the term of this Agreement Tenant defaults under the terms of the Lease and Landlord thereafter re-enters the Premises, terminates, and/or cancels the Lease, or upon other expiration of the term of the Lease pursuant to its terms or applicable law while any debt remains unpaid from Tenant to Bank, Tenant and Bank agree that, at the option of Landlord, Tenant and/or Bank, or either of them, shall remove the Collateral from the Premises within thirty (30) days from the date of Landlord's written notice so to do, such removal to be subject to the terms of this Agreement; provided however, if Bank removes the collateral, then Bank shall pay rent for the period the Collateral remained in the Premises after Landlord's reentry, for a period not to exceed thirty (30) days. Failure to remove the Collateral from the Premises within such time period shall cause this Agreement to terminate and be of no further force or effect.

            5. Landlord, Bank and Tenant agree that the Collateral is and shall continue to be considered at all times personal property and not fixtures notwithstanding the fact that some parts or portions of the Collateral may be resting upon or attached by nails, bolts, screws, etc. to the Premises.

            6. Landlord agrees, upon reasonable prior written notice from Bank, to permit Bank to enter into the Premises from time to time during regular business hours for the purpose of inspecting the Collateral.

            7. Landlord hereby agrees that Landlord will give to Bank at Bank One, NA, 201 N. Central Ave., 21st Floor, AZl-1178, Phoenix, Arizona, 85004,
Attn: Steven J. Krakoski, a copy of any notices of default given by Landlord to Tenant. Upon the occurrence of a default under the Lease, Bank shall have the right, but not the obligation, to cure such default but only if the default is cured in full within the time specified in the notice of default.

            8. Landlord, Bank and Tenant agree that this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

            9. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

            10. In the event of litigation involving this Agreement, the unsuccessful party shall pay to the prevailing party all costs of suit, including but not limited to reasonable attorneys' fees.

            11. This Agreement may be executed by the signing in counterparts. The execution by all of the parties hereto by each signing a counterpart of this Agreement shall constitute a valid execution, and this Agreement with all its counterparts so executed shall be deemed for all purposes to be a single document.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


LANDLORD:                                      TENANT:

NORTON P. REMES and JOAN A. REMES              TASER INTERNATIONAL,   INC.,
REVOCABLE TRUST,  dated November 17, 1994      a Delaware corporation

/s/ Norton P. Remes                            By:  /s/ K. Hanrahan
----------------------------                        ---------------
Norton P. Remes, Trustee                       Its: CFO, Secy


/s/ Joan A. Remes, Trustee                     BANK:
--------------------------
Joan A. Remes, Trustee
                                               BANK ONE, N.A.

                                               By:  /s/ Christine Peterson
                                                    ----------------------
                                               Its: AVP

                                   EXHIBIT "A"






      Accounts; Chattel Paper; Deposit Accounts, Documents; Equipment; General Intangibles; Instruments; Inventory; Investment Property; and Letter of Credit Rights

Description of Collateral. As used in this agreement, the term "Collateral" means all of the Debtor's property of the types indicated above and defined below, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, including but not limited to any items listed on any schedule or list attached hereto. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the "UCC", meaning the Uniform Commercial Code of Arizona, as in effect from time to time) of the Collateral indicated above, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instruments," "investment property," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Debtor, and all insurance claims relating to any of the Collateral (defined above). The term "Collateral" further includes all of the Debtor's right, title and interest in and to all books, records and data relating to the Collateral identified above, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral identified above or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank's agent, the Debtor agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

1. "Accounts" means all of the Debtor's "accounts" as defined in Article 9 of the UCC.

2. "Chattel Paper" all of the Debtor's "chattel paper" as defined in Article 9 of the UCC.

3. "Deposit Accounts" means all of the Debtor's "deposit accounts" as defined in Article 9 of the UCC.

4. "Documents" means all of the Debtor's "documents" as defined in Article 9 of the UCC.

5. "Equipment" means all of the Debtor's "equipment" as defined in Article 9 of the UCC. In addition, "Equipment" includes any "documents" (as defined in Article 9 of the UCC) issued with respect to any of the Debtor's "equipment" (as defined in Article 9 of the UCC). Without limiting the security interest granted, the Debtor represents and warrants that the Debtor's Equipment is presently located at 7860 East McClain Drive #2, Scottsdale, AZ 85260-1627.

6. "General Intangibles" means all of the Debtor's "general intangibles", as defined in Article 9 of the UCC. In addition, "General Intangibles" further includes any right to a refund of taxes paid at any time to any governmental entity, excludes patents, and trademarks.

7.    "Instruments" means all of the Debtor's "instruments" as defined in
      Article 9 of the UCC.

8. "Inventory" means all of the Debtor's "inventory" as defined in Article 9 of the UCC. In addition, "Inventory" includes any "documents" issued with respect to any of the Debtor's "inventory" (as defined in Article 9 of the UCC). Without limiting the security interest granted, the Debtor represents and warrants that the Debtor's Inventory is presently located at 7860 East McClain Drive #2, Scottsdale, AZ 85260-1627.

9. "Investment Property" means all of the Debtor's "investment property" as defined in Article 9 of the UCC.

10. "Letter of Credit Rights" means all of the Debtors "letter of credit rights" as defined in Article 9 of the UCC.